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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference of our reports in the Registration Statement (Form S-4 No. 333-61812) and related Prospectus of Noveon, Inc. with respect to the consolidated financial statements included in this Annual Report (Form 10-K), as listed below:

  •
  Our report dated February 17, 2004, with respect to the consolidated financial statements of Noveon, Inc. and

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  Our report dated September 5, 2002, with respect to the consolidated financial statements of BFGoodrich Performance Materials (a segment of The BFGoodrich Company).

                          /s/ Ernst & Young LLP

Cleveland, Ohio
February 17, 2004

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Consent of Independent Auditors